EXHIBIT 10.2

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the “Agreement”) is made and entered into as of December 21, 2020, by and between Big Sky American Dist., LLC, a Montana limited liability company (“Buyer”), and Raghorn Wholesale, LLC, a Montana limited liability company (“Seller”).

RECITALS

WHEREAS, Seller operates a distribution business in Montana, Idaho and North Dakota that focuses on selling an array of consumer products to convenience and similar stores.

WHEREAS, Seller has determined to terminate operations in certain areas and to sell or otherwise dispose of certain of its assets, in relation to such termination.

WHEREAS, Seller desires to sell and Buyer desire to purchase, on the terms and conditions set forth herein, certain assets of Seller, more fully described below, and Seller has agreed to sell such assets to Buyer on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements, representations and warranties hereinafter set forth, and for other good and valuable consideration, both the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Purchase and Sale of Assets.

1.1 Purchase and Sale of Assets. Seller shall, and hereby does, effective as of the Closing Date (as defined in Section 2.1), sell, assign, transfer and deliver to Buyer, free and clear of all liens and encumbrances, and Buyer shall, and hereby does, effective as of the Closing Date, purchase and acquire from Seller, the assets (collectively, the “Acquired Assets”) listed and described (which description shall include the location of each of the Acquired Assets) on Schedule 1.1(a) attached hereto and made a part hereof.

1.2 No Liabilities Assumed. Buyer shall not assume or be liable for, and Seller shall retain, discharge and perform, any and all liabilities and obligations of Seller attributable to the Acquired Assets, including, without limitation:

(a) Any liability, expense or cost relating to claims against Seller that are attributable to the Acquired Assets for personal injury or property damage arising from or relating to, in whole or in part, any event occurring prior to Closing;

(b) Any obligation of Seller for expenses incurred in connection with the sale or conveyance of the Acquired Assets pursuant to this Agreement, including, without limitation, the fees and expenses of attorneys, accountants, brokers and other advisors and agents;

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(c) Any other liability, contract, commitment or obligation (whether known or unknown, fixed or contingent, liquidated or unliquidated, now existing or hereafter arising), arising out of or relating to the ownership, use or operation of the Acquired Assets prior to Closing; and

(d) Any liability or obligation of Seller arising under this Agreement.

1.3 Purchase Price. The purchase price (“Purchase Price”) for the Acquired Assets shall be Two Hundred Thousand dollars ($200,000.00). The Purchase Price shall be payable, as follows:

(a) Deposit. $20,000.00 in cash, as a non-refundable deposit (the “Deposit”), payable the business day immediately following the mutual execution of this Agreement by wire transfer; and

(b) Closing Cash. $180,000.00 in cash (the “Closing Amount”), payable at the Closing (as defined in Section 2.1) by wire transfer.

2. Closing.

2.1 The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Seller, on January 31, 2021, or at such other time or place as Seller and Buyer may agree. The date on which the Closing occurs in accordance with the preceding sentence is referred to in this Agreement as the “Closing Date.”

2.2 Conditions to Buyer’s Obligation to Close. The following obligations of Seller are conditions precedent to Buyer’s obligations to close and must be satisfied by Seller or waived by Buyer:

(a) All representations and warranties of Seller contained in this Agreement will be true in all material respects on and as of the Closing Date with the same force and effect as if made on and as of such date.

(b) Seller will have complied in all material respects with the covenants and agreements set forth herein to be performed by it on or before the Closing Date.

(c) Buyer and Seller shall have obtained, at or prior to the Closing, all consents required for the consummation of the transactions contemplated by this Agreement.

(d) There shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement.

(e) No statute, rule or regulation or order or decree of any court or governmental authority will be in effect which prohibits the consummation of the transactions contemplated by this Agreement.

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(f) Seller will have delivered to Buyer a certificate executed by Paul D. Fawthrop, dated as of the Closing Date, certifying as to the fulfillment of the conditions set forth in Sections 2.3(a) and (b) in all respects.

(g) Buyer will have received from Seller the deliveries of Seller listed in Section 2.4 below.

(h) Buyer will have received from Seller all documents relating to the existence of Seller and true and correct copies of the resolutions duly adopted and approved by the members of Seller authorizing and approving the sale of the Acquired Assets and the consummation of this Agreement, and that such resolutions will be in full force and effect as of the Closing Date.

2.3 Conditions to Seller’s Obligation to Close. The following obligations of Buyer are conditions precedent to Seller’s obligations to close and must be satisfied by Buyer or waived by Seller:

(a) The representations and warranties of Buyer contained in this Agreement will be true in all material respects on and as of the Closing Date with the same force and effect as if made on and as of such date.

(b) Buyer will have complied in all material respects with the covenants and agreements set forth herein to be performed by it on or before the Closing Date.

(c) There shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement.

(d) No statute, rule or regulation or order or decree of any court or Governmental Authority will be in effect which prohibits Seller from consummating the transactions contemplated by this Agreement.

(e) Buyer will have delivered to Seller a certificate executed by or on behalf of the Manager of Buyer, dated as of the Closing Date, certifying as to the fulfillment of the conditions set forth in Sections 3.3(a) and (b) in all respects.

(f) Seller will have received from Buyer the deliveries of Buyer listed in Section 2.5 below.

2.4 Seller’s Deliveries. At the Closing and subject to the terms and conditions herein contained, Seller will deliver to Buyer the following:

(a) A duly executed Bill of Sale with covenants of warranty of title, assignments, endorsements and other good and sufficient instruments and documents of conveyance and transfer, in form reasonably satisfactory to Buyer and its counsel, as shall be necessary and effective to transfer, assign and vest in, Buyer all of Seller’s right, title and interest in and to the Acquired Assets, including, without limitation, good and valid title in and to all of the Acquired Assets, and, simultaneously with such delivery, all such steps will be taken as may be required to put Buyer in actual possession and operating control of the Acquired Assets;

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(b) Certificate of Good Standing for Seller from the State of Montana dated as of a date not more than five Business Days prior to the Closing Date;

(c) A Certificate attaching a copy of the Articles of Organization, as amended to date, of Seller, and certifying as to the adoption of resolutions of the members of Seller approving the sale of assets contemplated hereby;

(d) Applicable third-party consents to assignments and assumptions;

(e) All Schedules to be provided to Buyer hereunder; and

(f) Such other documents as Buyer may reasonably request.

2.5 Buyer’s Deliveries. At the Closing and subject to the terms and conditions herein contained, Buyer will execute and/or deliver to Seller the following:

(a) The Closing Amount as provided in Section 1.3, in the form of a wire transfer in the amount of $180,000.00.

(b) Such other documents as Seller may reasonably request.

2.6 Further Assurances. Buyer and Seller shall, from time to time after the Closing, at the other party’s request and at its own expense, promptly execute, acknowledge and deliver to the other party such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications, and further assurances as the other party may reasonably require in order to vest more effectively in such party, or to put such party more fully in possession of, any of the Acquired Assets. Buyer and Seller will cooperate with the other and execute and deliver to the other party such other instruments and documents and take such other actions as may be reasonably requested from time to time by the other party as necessary to carry out, evidence and confirm the intended purposes of this Agreement; provided, however, that Seller shall no obligation to assist physically Buyer in Buyer’s implementation of its planned business deploying the Acquired Assets.

3. Representations and Warranties.

3.1 Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows:

(a) Organization and Standing; Power and Authority of Seller. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Montana and Seller has full power and authority to operate its business and to own the Acquired Assets. This Agreement and all other agreements and instruments executed and delivered by Seller in connection herewith and the transactions contemplated hereby have been duly authorized, executed and delivered by Seller. This Agreement and all other agreements and instruments delivered by Seller in connection herewith constitute the valid and binding obligations of Seller, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by the availability of equitable principles or by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.

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(b) Conflicts; Defaults; Consents. Neither the execution and delivery of this Agreement and the other agreements and instruments executed in connection herewith by Seller, nor the performance by Seller of the transactions contemplated hereby or thereby will (with or without the giving of notice or the lapse of time or both) (i) violate, conflict with, or constitute a default under, any of the terms of Seller’s organizational documents , or any provisions of, or result in the acceleration of any obligation under, any material contract, sales or service commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease, agreement, instrument, order, judgment or decree relating to Seller to which Seller is a party or to which Seller or the Acquired Assets may be bound or subject, (ii) result in the creation or imposition of any liens on the Acquired Assets, (iii) violate any statute, law, ordinance or regulation of any jurisdiction, as such statute, law, ordinance or regulation relates to Seller or to the assets of Seller, the violation of which would have a material adverse effect on the Acquired Assets in the hands of Buyer, (iv) constitute an event which, after notice or lapse of time or both, would result in such violation, conflict, default, acceleration, or creation or imposition of any liens, or (v) require any consent, approval authorization or other action by, or filing with or notification to any governmental or regulatory authority.

(c) Title to the Acquired Assets. Seller will transfer the Acquired Assets to Buyer with good, marketable and insurable title, free and clear of all liens and other encumbrances.

(d) Condition of Acquired Assets. To Seller’s Knowledge, the Acquired Assets are in good condition, ordinary wear and tear and normal levels of obsolescence excepted. No person other than Seller owns any of the Acquired Assets.

(e) Third-Party Options. There are no existing agreements, options, commitments or rights with, of or to any person other than Buyer to acquire any of the Acquired Assets.

(f) Brokers, Finders, and Agents. Seller is not directly or indirectly obligated to anyone acting as a broker, finder, or in any other similar capacity in connection with this Agreement or the transactions contemplated hereby.

3.2 Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows:

(a) Organization and Standing; Power and Authority. Buyer is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Montana and Buyer has full power and authority to make and perform this Agreement and the transactions and other agreements and instruments contemplated by this Agreement. This Agreement and all other agreements and instruments executed and delivered by Buyer in connection herewith and the transactions contemplated hereby have been duly authorized, executed, and delivered by Buyer. Buyer has all requisite corporate power and authority, to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged. This Agreement and all other agreements and instruments delivered by Buyer in connection herewith constitute the valid and binding obligations of Buyer, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by the availability of equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors’ rights generally.

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(b) Conflicts; Default. Neither the execution and delivery by Buyer of this Agreement or the other agreements and instruments executed in connection herewith by Buyer, nor the performance by Buyer of the transactions contemplated hereby or thereby, will violate, conflict with, or constitute a default under, any of the terms of Buyer’s certificate of formation, company agreement or other governing document, or any provisions of, or result in the acceleration of any obligation under, any material contract, sales or service commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease, agreement, instrument, order, judgment, or decree which is applicable to Buyer or by which Buyer or its assets is otherwise bound, will violate any law, statute, judgment, decree, order, rule or regulation of any governmental or regulatory authority, will constitute an event which, after notice or lapse of time or both, would result in such violation, conflict, default, acceleration, or creation or imposition of any liens, or will require any consent, approval, authorization or other action by, or filing with or notification to any governmental or regulatory authority.

(c) Brokers, Finders and Agents. Buyer is not, directly or indirectly, obligated to anyone acting as a broker, finder or in any other similar capacity in connection with this Agreement or the transactions contemplated hereby.

(d) Consents. All consents, novations, approvals, filings, authority, and other requirements prescribed by any law, rule or regulation, or any contract, agreement, commitment or undertaking, which must be obtained or satisfied by Buyer for the consummation of the transactions contemplated by this Agreement, have been obtained and satisfied.

4. Termination of Agreement.

4.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual consent of Buyer and Seller; or

(b) by Seller if the Deposit is delivered in accordance with Section 1.3(a);

(c) by Seller or Buyer if the Closing has not occurred on or prior to February 15, 2021 (such date of termination being referred to herein as the “Termination Date”), provided the failure of the Closing to occur by such date is not the result of the failure of the party seeking to terminate this Agreement to perform or fulfill any of its obligations hereunder; or

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(d) by Seller, on the one hand, or by Buyer, on the other hand, in the event (1) of a material breach or default by the other of any provision of this Agreement and, in the case of a breach or default that is capable of being cured, continuation of such breach or default for a period of 15 days after written notice thereof shall have been given to the breaching party or (2) that the conditions precedent to the terminating party’s obligations to conduct the Closing have not been satisfied by the date required thereof.

4.2 Survival. Upon termination of this Agreement as provided in Section 4.1 above, all obligations of the parties hereunder shall terminate, but such termination will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party which occurs prior to such termination with respect to any of his or its representations, warranties, covenants or agreements contained in this Agreement. This Section 4.2, Section 5.1 and Section 5.4 shall survive the termination of this Agreement.

5. General Provisions.

5.1 Transaction Costs. Each party shall bear all legal, accounting and other expenses incurred by such party in connection with this Agreement and the other agreements and transactions contemplated hereby.

5.2 Entire Agreement/Amendment. This Agreement (including the Schedules and all Exhibits hereto, which are hereby incorporated by reference herein) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous understandings, agreements, negotiations or representations by or between the parties, written or oral, relating to the subject matter hereof. There are no oral agreements between the parties. This Agreement may be amended or supplemented only by a written instrument signed by authorized representatives of the parties.

5.3 No Third-Party Beneficiaries. Except for Section 6, which is intended to benefit an Indemnified Party, nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns any rights, remedies or Liabilities under or by reason of this Agreement.

5.4 Severability. The provisions of this Agreement shall be severable. The unenforceability or invalidity of any one or more provisions, clauses, or sentences hereof shall not render any other provision, clause or sentence herein contained unenforceable or invalid. The portion of the Agreement which is not invalid or unenforceable shall be considered enforceable and binding on the parties and the invalid or unenforceable provision(s), clause(s) or sentence(s) shall be deemed excised, modified or restricted to the extent necessary to render the same valid and enforceable, and this Agreement shall be construed as if such invalid or enforceable provision(s), clause(s), or sentence(s) were omitted.

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5.5 Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument executed by such party. No waiver of any breach of this Agreement shall operate as a waiver of any similar or subsequent breach or any breach of any other provision of this Agreement.

5.6 Cumulative Rights and Remedies. All rights and remedies under this Agreement shall be cumulative, and none shall exclude any other right or remedy at law. Such rights and remedies may be exercised and enforced concurrently and whenever and as often as occasion therefor arises.

5.7 Governing Law. This Agreement shall be governed by and enforced in accordance with the laws of the State of Montana.

5.8 Public Announcement. Buyer, including its parent corporation, Digital Development Partners, Inc., and Seller shall consult with each other before issuing any press release or making any other public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by U.S. securities laws, shall not issue any such press release or make any such other public statement before such consultation.

5.9 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

To Seller:	Raghorn Wholesale, LLC
c/o Paul and Bethann Fawthrop
P.O. Box 63
Townsend, Montana 59644

with a copy to:	Charles E. Petaja, Esquire
1085 Helena Avenue
Helena, Montana 59601
E-Mail: haloffices@qwestoffice.net
Facsimile: 406-449-6038

To Buyer:	Big Sky American Dist., LLC
60600 US Highway 93
Ronan, Montana 59864
Attention: Eric Newlan
E-Mail: eric@newlan.com
Facsimile: 877-796-3934

5.10 Assignment. No party’s rights and obligations under this Agreement may be assigned without the prior written consent of the other parties and any attempted assignment in violation of the preceding sentence shall be void, provided, however, that Buyer may, at its option, assign its interest to an Affiliate of Buyer or to a successor in interest, by merger or otherwise or to a lender to secure any loan from such lender to Buyer. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties.

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5.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.12 Construction. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both parties have contributed substantially and materially to the preparation of this Agreement. Therefore, in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties.

5.13 Dispute Resolution.

(a) Negotiation. If a dispute arises out of or relates to this Agreement or the breach thereof, within twenty (20) days of receipt of written notice of a dispute, the parties shall attempt in good faith to resolve such dispute by negotiation among senior executives who have authority to settle the controversy.

(b) Mediation. If the dispute cannot be settled through such negotiations, the parties agree to try in good faith to settle the dispute by mediation within 20 days immediately following the 20 day period set forth in 5.13(a), in Missoula, Montana, under the Commercial Mediation Rules of the American Arbitration Association (“AAA”). The parties agree that they shall be responsible for their respective costs incurred with respect to such mediation activities, except that all costs payable to AAA shall be divided equally between the parties.

(c) Arbitration. If the dispute cannot be settled by mediation as set forth in Section 5.13(b), the parties agree to submit the dispute to binding arbitration in Missoula, Montana, under applicable Montana and Federal law. Such demand shall set forth the names of the other party or parties. The arbitration provided for in this Section 5.13(c) shall be conducted under the auspices of the AAA, utilizing the AAA’s applicable rules for arbitration of commercial disputes, and shall be decided by one arbitrator. Except as otherwise provided herein, the Arbitrators shall have the authority to award any remedy or relief a state or federal court of the State of Montana could order or grant, including, without limitation, specific performance, the awarding of compensatory damages, the issuance of an injunction and other equitable relief, but specifically excluding punitive damages. The Arbitrator’s decision shall be issued with findings of fact and conclusions of law and shall be non-appealable and any award may be entered as a judgment in any court of competent jurisdiction. Notwithstanding anything in this Section 5.13 to the contrary, the losing party in a dispute hereunder shall pay all reasonable legal fees and expenses incurred by the prevailing party in connection with the arbitration.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

BUYER:		SELLER:

BIG SKY AMERICAN DIST., LLC		RAGHORN WHOLESALE, LLC

By:	/s/ Eric Newlan	By:	/s/ Paul Fawthrop
	Eric Newlan	Name:	Paul Fawthrop
	Manager	Title:	Managing Member

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